                                                                    EXHIBIT 10.8


                              EMPLOYMENT CONTRACT
                              -------------------


     THIS EMPLOYMENT CONTRACT (the "Contract") is entered into as of June 6, 1996 (the "Effective Date") by and between COMMUNITY PSYCHIATRIC CENTERS, a Nevada corporation ("CPC"), and RONALD L. OOLEY an individual ("Executive").


                                R E C I T A L S
                                - - - - - - - -

     A. CPC has employed Executive as an executive employee pursuant to prior employment agreements, and Executive currently serves as CPC's Executive Vice President - Administration.

     B. CPC desires to amend the terms of the currently existing employment agreement with Executive in order to provide him with additional benefits in recognition of the valuable services he has rendered CPC.

     C. Executive is willing and able to render the services herein provided for, and he is willing to refrain from activities competitive with the business of CPC on the terms set forth herein.

     NOW THEREFORE, Executive and CPC mutually agree as follows:

                                  ARTICLE ONE

                                  DEFINITIONS
                                  -----------

     For purposes of this Contract, the following definitions shall be in effect:

     1.1  BENEFICIARY means any Person or Persons designated from time to time
          -----------
by Executive pursuant to Section 6.5.1 to receive any benefits under this Contract which may become due and payable to Executive following his death.

     1.2  BOARD means the Board of Directors of CPC.
          -----

     1.3  CAUSE means Executive's (i) willful refusal to perform the reasonable
          -----
duties of his office after reasonable written notice from the Board and reasonable opportunity to remedy such refusal; (ii) commission of any willful and malicious act which has a materially adverse financial impact upon CPC; or
(iii) conviction of a felony which has a materially adverse financial impact upon CPC.

     1.4  CHANGE OF CONTROL means a change of ownership or control of CPC
          -----------------
required to be reported pursuant to Item 6(e) of Schedule 14A of Rule 14 of the Exchange Act, including (without limitation) the occurrence of any of the following events:

               (i) the acquisition by any Person (or any group of related Persons acting in concert) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of CPC securities representing twenty percent (20%) or more of the total combined voting power of CPC's then outstanding securities; or

               (ii) a merger or consolidation in which securities representing twenty percent (20%) or more of the total combined voting power of CPC's then outstanding securities are transferred to a Person or Persons different from the Persons holding those securities immediately prior to such merger or consolidation; or

               (iii) the sale of all or substantially all of CPC's assets in complete liquidation or dissolution of CPC.

     1.5  CODE means the Internal Revenue Code of 1986 as amended.
          ----

     1.6  COMPETE means either directly or indirectly to own, initiate, manage,
          -------
operate, join, control, advise, consult with or participate in the ownership (other than ownership of less than five percent (5%) of the outstanding equity or capital or profit interests in any entity), operation, management or control of any business similar to any line of business owned or operated by CPC.

     1.7  CONFIDENTIAL INFORMATION means any non-public proprietary or
          ------------------------
confidential information of CPC or its parent or subsidiary companies, including (without limitation) trade secrets; information concerning professionals, referral sources, reimbursement sources, patient and customer lists; records or research, proposals, reports, methods, techniques, financial information and other data, and other non-public information regarding CPC and its parent or subsidiary companies or the existing and planned businesses, properties or affairs of CPC and its parent or subsidiary companies.

     1.8  CONSTRUCTIVE TERMINATION means the occurrence of any of the following
          ------------------------
events which result in Executive's subsequent resignation from employment with CPC within the succeeding six (6) months:

               (i) CPC's material breach of this Contract which is not remedied within thirty (30) days after written notice from Executive specifying such breach in reasonable detail; or

               (ii) the assignment to Executive of any duties of materially lesser status, dignity and character than his duties on the Effective Date, or a material reduction in the nature or status of his responsibilities from those in effect on the Effective Date, or CPC's relocation of Executive's principal place of business to a site at least thirty (30) miles from Executive's principal place of business immediately prior to that relocation.

     1.9  CONTRACT BENEFITS means the following benefits which may become
          -----------------
payable to Executive in accordance with the applicable provision of ARTICLE FIVE, as reduced dollar for dollar for all cash amounts previously paid to Executive pursuant to ARTICLE FOUR of this Contract:

               (i) a special salary continuation benefit in a dollar amount equal to two (2) times the highest Salary level in effect for Executive at any time during the Employment Period. This amount shall be designated the SALARY CONTRACT BENEFIT and shall be paid at the time or times specified in
     -----------------------
     the applicable provisions of ARTICLE FIVE.

               (ii) the maximum bonus which Executive could have achieved under the CPC Annual Incentive Plan for the Fiscal Year in which the Contract Payout Event occurs. This clause (ii) amount shall be paid whether or not the performance goals established for such Fiscal Year are in fact met, and shall be paid within sixty (60) days after the Contract Payout Event.

               (iii) the maximum bonus which Executive could have achieved for each three-year plan cycle which commences under the CPC Long-Term Incentive Plan prior to the date of the Contract Payout Event. The clause
     (iii) amount for each such plan cycle shall be paid whether or not the performance goals for that plan cycle are in fact met, and shall be paid in a lump sum within sixty (60) days after the Contract Payout Event. However, the clause (iii) amount otherwise payable to Executive for any such three-year plan cycle under the Long-Term Incentive Plan shall be prorated to the extent the Contract Payment Event occurs less than halfway through such plan cycle.

               (iv) forgiveness of any outstanding loans CPC has made to Executive, except (A) any loans provided to finance the exercise of his options for shares of CPC common stock, which shall become due and payable in accordance with their terms, and (B) the special founder recognition award in the form of a CPC loan to Executive, which is to be forgiven over time in accordance with the express terms of such award. The applicable clause (iv) loan forgiveness shall occur immediately upon the Contract Payout Event.

               (v) provision of benefits to Executive or his Beneficiary equivalent to each of the employee benefits described in paragraph 2.2.4 and 2.2.5, at CPC's sole cost and expense. These clause (v) benefits shall be designated the EMPLOYEE CONTINUATION BENEFITS and shall be provided for
                       ------------------------------
     a two (2)-year period measured from the date of the Contract Payout Event. CPC may, at its election, satisfy its obligation to provide the Employee Continuation Benefits by paying Executive or his Beneficiary the lump sum present value of those benefits within sixty (60) days after the applicable Contract Payout Event.

               (vi) continuation of CPC's obligations to provide Executive or his Beneficiary with the benefits described in paragraph 2.2.6, but only to the extent those benefits are available under the plans then in effect.
     Any clause (vii) benefits shall be provided until the November 30 next following the second anniversary of the date of the Contract Payout Event.

               (vii) provision of outplacement services to Executive by a counselor paid for and selected by CPC.

               (viii) continuation of CPC's obligation to pay Executive or his Beneficiary the car allowance provided to Executive at the time of the Contract Payout Event, for two year following that event.

     1.10  CONTRACT PAYOUT EVENT means any one of the following events, as
           ---------------------
further detailed in ARTICLE FIVE:

               (i) the termination of Executive's employment by reason of his death or Permanent Disability;

               (ii) Executive's termination of employment within six (6) months after an event of Constructive Termination; or

               (iii) the termination of Executive's employment by CPC without Cause.

     1.11  CORPORATE DIVESTITURE means one or more asset dispositions effected
           ---------------------
by CPC and measured on either a historical or current basis in accordance with the following provisions:

          1.11.1   HISTORICAL BASIS.  A Corporate Divestiture shall be deemed to
                   ----------------
occur on a historical basis upon the consummation of any of the following transactions:

               (i) one or more asset dispositions which involve, on a cumulative basis, assets with an aggregate book value not less than thirty percent (30%) of the total book value of the consolidated assets of CPC, including its equity holdings in one or more subsidiary companies;

               (ii) one or more asset dispositions which involve, on a cumulative basis, assets which generate at least thirty percent (30%) of the consolidated revenues of CPC; or

               (iii) the disposition of any division or subsidiary of CPC which represents a stand-alone business operation of CPC.

     For purposes of any clause (i) or clause (ii) calculation, the assets or revenues subject to the disposition(s) shall be measured on the basis of the book values and revenue levels in effect for the Fiscal Year ending immediately prior to the Effective Date.

          1.11.2   CURRENT BASIS.  A Corporate Divestiture shall be deemed to
                   -------------
occur on a current basis upon the consummation of any of the following transactions:

               (i) the disposition of assets which have, on a stand-alone, non-cumulative basis, an aggregate book value not less than thirty percent (30%) of the total book value of the consolidated assets of CPC, including its equity holdings in one or more subsidiary companies;

               (ii) the disposition of assets which have, on a stand-alone, non-cumulative basis, generated at least thirty percent (30%) of the consolidated revenues of CPC; or

               (iii) the disposition of any division or subsidiary of CPC which represents a stand-alone business operation of CPC.

     For purposes of any clause (i) or clause (ii) calculation, the assets or revenues subject to the disposition shall be measured on the basis of the book values and revenue levels in effect for the Fiscal Year ending immediately prior to the date of such disposition.

     1.12  EMPLOYMENT PERIOD means the period commencing on the Effective Date
           -----------------
and continuing through November 30, 1999. On December 1, 1996 and on each December 1 thereafter, the Employment Period shall automatically be extended until the earlier to occur of (i) the third anniversary of the immediately
          -------
preceding November 30 or (ii) the date on which Executive's employment with CPC is terminated in accordance with ARTICLE FIVE.

     1.13  EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.
           ------------

     1.14  FISCAL YEAR means CPC's annual accounting period for financial
           -----------
accounting and reporting purposes. As of the Effective Date, such period begins on December 1 each year and ends on the next following November 30.

     1.15  OPTION means any option to purchase shares of CPC common stock (other
           ------
than the so-called "converging options" granted with an original exercise price of $29.50 per share) granted to Executive by CPC and outstanding at the time of their acceleration under Section 5.6.3.

     1.16  PERMANENT DISABILITY means any mental or physical illness, disease or
           --------------------
condition which in the opinion of a physician skilled in the specialty does or will result in Executive's inability to perform the essential functions of his job for a period of six (6) consecutive months or more.

     1.17  PERSON means any individual, corporation, partnership, business
           ------
trust, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

     1.18  PRIOR CONTRACTS means all prior employment agreements between
           ---------------
Executive and CPC, whether express or implied, oral or written.

     1.19  SALARY means the annual rate of base salary in effect for Executive
           ------
for each Fiscal Year within the Employment Period. Such Salary shall be at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000) per Fiscal Year, subject to adjustment from time to time pursuant to Section 2.2.2. Such Salary shall be in addition to any bonuses or other employment benefits or remuneration paid or payable by CPC to Executive.

                                  ARTICLE TWO

                  DUTIES AND BENEFITS DURING EMPLOYMENT PERIOD
                  --------------------------------------------

     2.1  DUTIES.  During the Employment Period, Executive shall serve as the
          ------
Executive Vice President - Administration of CPC or other capacity designated by the Chief Executive Officer or the Board, serving at the pleasure of the Chief Executive Officer and the Board until the termination of his employment as provided in ARTICLE FIVE. Consistent with those positions, Executive shall devote his full productive time, energies and abilities to CPC's business, subject always to the authority of the Chief Executive Officer and the Board.

     2.2  COMPENSATION AND BENEFITS.  The following compensation and benefits
          -------------------------
shall be payable to Executive for his service during the Employment Period:

          2.2.1  SALARY.  CPC shall pay Executive his Salary in bi-weekly
                 ------
installments in accordance with CPC's general practice and subject to legally required withholdings.

          2.2.2  SALARY REVIEW.  The Salary payable to Executive for each Fiscal
                 -------------
Year commencing after December 1, 1996 shall be subject to annual review by the Board. The Salary level in effect for Executive for each Fiscal Year during the Employment Period shall not be less than the greater of (i) Two Hundred Fifty
                                             -------
Thousand Dollars ($250,000) or (ii) the Salary level most recently determined by the Board pursuant to this Section 2.2.2. Executive understands that the requirement of annual review by the Board shall not be construed in any manner as an express or implied agreement by CPC to raise his Salary.

          2.2.3  EXPENSE REIMBURSEMENT.  CPC shall promptly reimburse Executive,
                 ---------------------
upon his submission to CPC of adequate documentation, for all reasonable out-of-pocket expenses respecting entertainment, travel, meals, hotel accommodations and other like-kind expenses, to the extent incurred by Executive in the interests of CPC's business.

          2.2.4  GROUP INSURANCE.  CPC shall provide group life and long term
                 ---------------
disability insurance and group travel and accident insurance to Executive and group medical, dental and hospital insurance to Executive and his eligible dependents, in each instance in the amount and on the terms made available to other senior executives of CPC.

          2.2.5  PROFIT SHARING PLAN.  Executive shall be a participant in CPC's
                 -------------------
401(k) and Profit Sharing Plans, to the extent allowed by law and by the terms of those plans.

          2.2.6  OTHER BENEFITS.  By mutual agreement with CPC, Executive may
                 --------------
participate in additional employment benefits made available by CPC; provided, however, that this Contract itself shall neither prevent nor compel such participation.

                                 ARTICLE THREE

                       COVENANTS AND CONSULTING CONTRACT
                       ---------------------------------

     3.1  COVENANTS.  Executive shall be subject to the following covenants and
          ---------
obligations:

          3.1.1  NONDISCLOSURE.  While employed by CPC, Executive has had and
                 -------------
will have access to Confidential Information relating to CPC's present and anticipated business operations. Executive shall at no time either during or after his employment by CPC disclose, communicate or use any Confidential Information which Executive learns as a result of his employment by CPC, except to the extent required by his performance of duties for CPC, unless he obtains CPC's prior written consent to do so.

          3.1.2  RETURN OF DOCUMENTS.  Upon the termination of Executive's
                 -------------------
employment for any reason, Executive shall promptly relinquish and return to CPC all Confidential Information and all files, correspondence, memoranda, diaries and other records, minutes, notes, manuals, papers and other documents and data, however prepared or memorialized, and all copies thereof, belonging to or relating to the business of CPC, that are in Executive's custody or control, whether or not they contain Confidential Information.

          3.1.3  NONCOMPETITION COVENANT.  While employed by CPC, Executive
                 -----------------------
shall not Compete or plan or prepare to Compete with CPC. To the extent obligated pursuant to the provisions of ARTICLE FIVE, Executive shall not Compete with any CPC line of business, for a period of two (2) years following the termination of his employment, in any state within the United States or any shire within the United Kingdom in which (i) CPC owned or operated that line of business either on the date his employment terminates or at any time within the immediately preceding Fiscal Year or (ii) the Board had approved the commencement of that line of business prior to his termination.

          3.1.4  NONSOLICITATION COVENANT.  For a period of two (2) years
                 ------------------------
following the termination of Executive's employment with CPC for any reason, Executive shall not, directly or indirectly, solicit the services of any CPC employee, independent contractor, customer, referral or reimbursement source, or otherwise induce or attempt to induce current CPC employees to sever their employment relationship with CPC.

          3.1.5  SCOPE AND DURATION; SEVERABILITY.  CPC and Executive understand
                 --------------------------------
and agree that the scope and duration of the covenants contained in this Section
3.1 are reasonable both in time and geographical area and are fairly necessary to protect the business of CPC. Such covenants shall survive the termination of Executive's employment, except that the Section 3.1.3 noncompetition covenant shall remain in effect following such termination of employment only to the extent required pursuant to the provisions of ARTICLE FIVE. It is further agreed that such covenants shall be regarded as divisible and shall be operative as to time and geographical area to the extent that they may be made so and, if any part of such covenants is declared invalid or unenforceable, the validity and enforceability of the remainder shall not be affected.

          3.1.6  INJUNCTION.  Executive understands and agrees that, due to the
                 ----------
highly competitive nature of the health care industry, the breach of any covenants set out in Section 3.1 will cause irreparable injury to CPC for which it will have no adequate monetary or other remedy at law. Therefore, CPC shall be entitled, in addition to such other remedies as it may have hereunder, to a temporary restraining order and to preliminary and permanent injunctive relief for any breach or threatened breach of the covenants without proof of actual damages that have been or may be caused hereby. In addition, CPC shall have available all remedies provided under state and federal statutes, rules and regulations as well as any and all other remedies as may otherwise be contractually or equitably available.

          3.1.7  ASSIGNMENT.  Except as otherwise provided to the contrary in
                 ----------
ARTICLE FIVE, Executive agrees that the covenants contained in this Section 3.1 shall inure to the benefit of any successor or assign of CPC, with the same force and effect as if such covenant had been made by Executive with such successor or assign.

     3.2  CONSULTING CONTRACT.  Except when Executive is relieved of any
          -------------------
obligation to honor his Section 3.1.3 obligations by applicable provisions of ARTICLE FIVE, then upon the termination of Executive's employment, Executive hereby agrees to make himself available to perform, for a period not to exceed two (2) years following such termination of employment, such consulting and advisory services for CPC with respect to matters relevant to the health care industry as may from time to time be reasonably requested by the Board. However, such services shall be subject to the following provisions and limitations:

          (a) TIME.  Executive shall not be required to render more than eight
              ----
     (8) hours of consulting services per month.

          (b) OFFICE PRIVILEGES.  During the consulting period, Executive shall
              -----------------
     be entitled to the use of appropriate office facilities and secretarial and administrative services to facilitate the performance of his consulting services.

     3.3  CONSIDERATION FOR COVENANTS AND CONSULTING CONTRACT.  Whenever this
          ---------------------------------------------------
Contract requires Executive to honor his obligations under Section 3.1.3 following the termination of Executive's employment, then the value of his noncompetition covenant under Section 3.1.3 and his Consulting Contract under
Section 3.2 shall be determined by independent appraisal, and the Contract Benefits payable to Executive under ARTICLE FIVE shall, to the extent of such appraised value, be allocated as reasonable compensation for such covenant and consulting agreement. The cost of any appraisal performed pursuant to the requirements of this Section 3.3 shall be borne solely by CPC.

     3.4  SELECTION OF INDEPENDENT APPRAISER.  Whenever the appraised value of
          ----------------------------------
Executive's obligations under Sections 3.1.3 and/or 3.2 must be determined pursuant to Section 3.3, Executive and CPC shall, within ten (10) business days following termination of Executive's employment, select an independent third party (either an experienced tax counsel or a nationally recognized accounting firm) to perform that appraisal. Should Executive and CPC be unable to mutually agree upon the selection of such third party, then the Compensation Committee of the Board shall designate a nationally recognized accounting firm to perform such appraisal, provided such firm has not previously served as CPC's independent auditors or provided prior tax advice to Executive on personal matters.

                                  ARTICLE FOUR

                         CORPORATE DIVESTITURE BENEFITS
                         ------------------------------

     4.1  BENEFIT ENTITLEMENT.  Upon each Corporate Divestiture effected during
          -------------------
the Contract Term, the Board may elect, in its sole discretion, to pay Executive a special interim payout calculated in accordance with this ARTICLE FOUR. The total value of any and all such interim payouts shall reduce, dollar for dollar, any payout made to Executive pursuant to ARTICLE FIVE.

     4.2   INTERIM PAYOUT AMOUNT.  The interim payout amount that may be paid to
           ---------------------
Executive in connection with any Corporate Divestiture shall be determined by the Board, in its sole discretion.

     4.3   PAYMENT.  The interim payout to Executive in connection with each
           -------
Corporate Divestiture shall be subject to CPC's collection of all applicable withholding taxes.

                                  ARTICLE FIVE

                          PAYOUT OF CONTRACT BENEFITS
                          ---------------------------

     5.1  TERMINATION OF EMPLOYMENT.  Executive's employment may be terminated
          -------------------------
at any time by either Executive or CPC, for the reasons and with the consequences set out below. In the event of such termination, Executive may become entitled to payment of the Contract Benefits in accordance with the provisions of this ARTICLE FIVE. In any event, the provisions of ARTICLE TWO shall cease to have any force or effect upon the termination of Executive's employment, and the compensation and benefit provisions of this ARTICLE FIVE shall supersede and replace the provisions of ARTICLE TWO.

     5.2  DEATH.  If Executive dies, his employment shall terminate on the date
          -----
of his death.

          5.2.1  CONTRACT BENEFITS.  In such event, CPC shall (i) pay the
                 -----------------
Beneficiary the Salary to the date of Executive's death, within sixty (60) days, and (ii) continue to have the obligations described in Sections 2.2.4 and 2.2.5, to the extent those benefits are available under those plans then in effect.

     5.3  PERMANENT DISABILITY.  Either CPC or Executive may terminate
          --------------------
Executive's employment, upon thirty (30) days prior notice, by reason of his Permanent Disability.

          5.3.1  COVENANTS.  Following such termination of employment, Executive
                 ---------
shall remain subject to the covenants and obligations set forth in Section 3.1.

          5.3.2  CONTRACT BENEFITS.  Executive or his Beneficiary shall be
                 -----------------
entitled to receive payment of ninety days' Salary, less applicable withholding, in a lump sum within sixty (60) days after the termination date of Executive's employment under this Section 5.3. In addition, Executive or his Beneficiary shall be entitled to receive the Contract Benefits described in Sections 1.9(ii) through 1.9(vi) on the terms stated in those provisions, in consideration for Executive's covenants in Section 3.1.

     5.4  TERMINATION BY CPC FOR CAUSE.  CPC may terminate Executive's
          ----------------------------
employment for Cause.

          5.4.1  NO CONTRACT BENEFITS.  Following the termination of Executive's
                 --------------------
employment for Cause, Executive shall not perform any of the services described in Section 2.1, nor shall he have the right to receive any Contract Benefits, but he and his eligible dependents shall be entitled, at their sole cost, to receive continued health care coverage to which they may be entitled by law ("COBRA Coverage").

          5.4.2  COVENANTS.  Following such termination for Cause, Executive
                 ---------
shall comply with his covenants and obligations under Section 3.1 (other than Section 3.1.3). However, CPC may elect, at its sole discretion, to enforce Executive's covenants under Section 3.1.3 and his consulting agreement under
Section 3.2 following such termination of employment.  If CPC so elects, then
(i) CPC shall so notify Executive in writing, as provided in Section 6.7, within ten (10) days following the date of his termination, and (ii) CPC shall, as consideration for such
Section 3.1.3 covenant and Section 3.2 consulting agreement, compensate Executive at the Section 3.3 appraised value of such covenant and consulting agreement, payable in equal bi-weekly installments (beginning with his termination date) over the two (2)-year period his Section 3.1.3 covenant and
Section 3.2 consulting agreement are to remain in effect.

     5.5  TERMINATION BY EXECUTIVE WITHOUT CAUSE.  Executive may terminate his
          --------------------------------------
employment at any time without cause, i.e., for grounds other than those described in paragraphs 5.2, 5.3, 5.6, and 5.7.

          5.5.1  NO CONTRACT BENEFITS.  Following Executive's termination of
                 --------------------
employment under this Section 5.5, Executive shall not perform any of the services described in Section 2.1, nor shall he receive any Contract Benefits, but he and his eligible dependents shall be entitled, at their sole cost, to COBRA Coverage.

          5.5.2  COVENANTS.  Following such termination of employment, Executive
                 ---------
shall comply with all his covenants and obligations under Sections 3.1 and 3.2, and CPC shall, as consideration for his Section 3.1.3 covenant and Section 3.2 consulting agreement, compensate Executive at the Section 3.3 appraised value of such covenant and consulting agreement, payable in equal bi-weekly installments (beginning with his termination date) over the two (2)-year period his Section
3.1.3 covenant and Section 3.2 consulting agreement are to remain in effect.

     5.6  CHANGE OF CONTROL.  Ooley may terminate his employment in connection
          -----------------
with a Change of Control, provided such termination is, pursuant to written notice delivered to CPC, effected at least six months and within one (1) year after such Change in Control.

          5.6.1  COVENANTS.  Following such termination of employment, Ooley
                 ---------
shall comply with all his covenants and obligations under Sections 3.1 and 3.2.

          5.6.2  CONTRACT BENEFITS.   Ooley shall be entitled to all of the
                 -----------------
Contract Benefits, with the Salary Contract Benefit to be paid in a lump sum within sixty (60) days after the termination date of Ooley's employment.

          5.6.3  VESTING OF OPTIONS AND OTHER BENEFITS.  Whether or not Ooley
                 -------------------------------------
terminates his employment pursuant to this Section 5.6, all Options and related stock appreciation rights outstanding at the time of the Change in Control shall vest and become exercisable for all of the underlying shares of CPC common stock immediately prior to the effective date of such Change of Control, and any restrictions or forfeiture provisions applicable to any shares of CPC common stock or stock units awarded to Ooley under any plan or arrangement maintained by CPC for his benefit shall lapse immediately upon such effective date. Ooley may exercise his Options or related stock appreciation rights at any time until the earlier of (i) the specified expiration date of the
                             --------
option term or (ii) the expiration of the twelve (12)-month period measured from his termination date, and any Options or stock appreciation rights not exercised prior to the applicable expiration date shall lapse.

     5.7  CONSTRUCTIVE TERMINATION.  Executive may terminate his employment
          ------------------------
within six (6) months after any event qualifying as a Constructive Termination under Section 1.8.

          5.7.1  COVENANTS.  Following such termination of employment, Executive
                 ---------
shall not perform any further services for CPC and shall have no obligation to perform his covenants under Section 3.1.3 or his consulting agreement under
Section 3.2.

          5.7.2  CONTRACT BENEFITS.  Upon Executive's termination of employment
                 -----------------
under this Section 5.7, Executive shall become entitled to all of the Contract Benefits, with the Salary Contract Benefit to be paid in a lump sum within sixty
(60) days after his termination date.

          5.7.3  OPTION VESTING.  If Executive terminates his employment
                 --------------
pursuant to Section 5.7, all Options and related stock appreciation rights outstanding on the employment termination date shall vest and become exercisable for all of the underlying shares of CPC common stock as of that date, and any restrictions or forfeiture provisions applicable to any shares of CPC common stock or stock units awarded to Executive under any plan or arrangement maintained by CPC for his benefit shall lapse immediately on that date. Executive may exercise his Options or related stock appreciation rights at any time until the earlier of (i) the specified expiration date of the option term
               -------
or (ii) the expiration of the twelve (12)-month period measured from his termination date, and any Options or stock appreciation rights not exercised prior to the applicable expiration date shall lapse.

     5.8  TERMINATION BY CPC WITHOUT CAUSE.  CPC may terminate Executive's
          --------------------------------
employment at any time for reasons other than those described in Sections 5.3 and 5.4.

          5.8.1  CONTRACT BENEFITS.  Upon such termination of employment,
                 -----------------
Executive shall become entitled to all of the Contract Benefits, with the Salary Contract Benefit to be paid in a lump sum within sixty (60) days after his termination date.

          5.8.2  COVENANTS.  Following the termination of Executive's employment
                 ---------
pursuant to this Section 5.8, Executive shall not perform any further services for CPC and shall have no obligation to perform his covenants under Section
3.1.3 or his consulting agreement under Section 3.2.

          5.8.3  OPTION VESTING.  If CPC terminates Executive's employment
                 --------------
pursuant to Section 5.8, all Options and related stock appreciation rights outstanding on the date of termination of Executive's employment shall vest and become exercisable for all of the underlying shares of CPC common stock on that date, and any restrictions or forfeiture provisions applicable to any shares of CPC common stock or stock units awarded to Executive under any plan or arrangement maintained by CPC for his benefit shall lapse immediately on that date. Executive may exercise his Options or related stock appreciation rights at any time until the earlier of (i) the specified expiration date of the option
                   --------
term or (ii) the expiration of the twelve (12)-month period measured from his termination date, and any Options or stock appreciation rights not exercised prior to the applicable expiration date shall lapse.

     5.11  WITHHOLDING.  All payments made to Executive or his Beneficiary
           -----------
pursuant to the provisions of this ARTICLE FIVE shall be subject to withholding by CPC of such amounts for income and other payroll taxes and deductions as CPC may reasonably determine should be withheld pursuant to applicable laws and regulations.

                                  ARTICLE SIX

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     6.1  ENTIRE CONTRACT.  This Contract contains the entire agreement and
          ---------------
understanding between Executive and CPC regarding the terms and conditions of his employment with CPC and the benefits to which he may become entitled upon the termination of such employment, and supersedes and replaces all Prior Contracts as well as any other negotiations, understandings and representations (other than the express terms of the special founder recognition award/loan made to Executive) regarding the terms and conditions of his employment or termination benefits. This Contract may not be modified except by a writing executed by both Executive and CPC.

     6.2  ASSIGNMENT BY CPC.  This Contract shall be binding upon and shall
          -----------------
inure to the benefit of any successors or assigns of CPC. As used in this Contract, the term "successor" includes any Person or group of Persons acting in concert which at any time in any form or manner acquires all or substantially all of the assets or business or more than twenty percent (20%) of the outstanding voting securities of CPC.

     6.3  NONASSIGNABILITY BY EXECUTIVE.  Neither Executive nor any Beneficiary
          -----------------------------
shall assign, transfer, pledge or hypothecate any rights, interests or benefits created hereunder or hereby. Any attempt to do so contrary to the provisions of this Contract, and any levy of any attachment, execution or similar process created thereby, shall be null and void and without effect. CPC shall have no obligation to provide any payments or other consideration to any Beneficiary until and unless CPC has received such Beneficiary's written assurance that he will comply with the provisions of this Section 6.3.

     6.4  SPENDTHRIFT PROVISION.  Prior to actual receipt by Executive or his
          ---------------------
Beneficiary (as the case may be), no right or benefit under this Contract and, without limitation, no interest in any payment hereunder shall be:

               (i) anticipated, assigned or encumbered or subject to any creditor's claim or subject to execution, attachment or similar legal process; or

               (ii) applied on behalf of or subject to the debts, contracts, liabilities or torts of the Person entitled or who might become entitled to such benefits or subject to the claims of any creditor of any such Person.

     6.5  BENEFICIARY; RECIPIENTS OF PAYMENTS; DESIGNATION OF BENEFICIARY.
          ---------------------------------------------------------------
Payment of all Salary, the proceeds of the Policy, and all other compensation and benefits payable by CPC pursuant to this Contract shall be made only to Executive during his lifetime or, in the event of his death, to his Beneficiary. If Executive has not designated a Beneficiary, then the payments shall be made to his estate. CPC shall have no obligation to make payments to any person not designated as a Beneficiary pursuant to Section 6.5.1. Furthermore, CPC shall have no obligation to make any payments to Executive's Beneficiary until and unless that Beneficiary has agreed in writing to be bound by the provisions of this Section 6.5. Executive or his estate or Beneficiary, as the case may be, shall discharge, defend and hold CPC harmless from any liability for payments actually made to such Beneficiary or to Executive's estate if no Beneficiary has been designated.

          6.5.1  DESIGNATION OF BENEFICIARY.  Executive may designate and from
                 --------------------------
time to time change the Beneficiary only through a written, signed designation to CPC's Corporate Secretary pursuant to Section 6.7.

          6.5.2  ELECTIONS.  Whenever this Contract provides for any election
                 ---------
exercisable by Executive or his Beneficiary, that election shall be made solely by the person or persons receiving payments pursuant to this Contract at that time and shall be made in that Person's sole discretion and without regard to the effect of such decision on subsequent payment recipients. Such decision shall be final and binding on all subsequent recipients of payments.

     6.6  ARBITRATION.  Any controversy, question or dispute arising out of or
          -----------
relating to the construction, application or enforcement of this Contract shall be settled by arbitration. Among the disputes which are to be settled by arbitration are any claims by Executive that the termination of his employment breached any express or implied contract of employment.

          6.6.1  APPOINTMENT OF ARBITRATORS.  Within five (5) days after the
                 --------------------------
delivery of written notice of any such dispute from one party to the other, CPC and Executive shall each appoint one person to hear and determine the dispute, and, if the two persons so selected are unable to agree on its resolution within ten (10) days after their appointment, they shall select a third impartial arbitrator, and the three arbitrators so selected shall hear and determine the dispute within sixty (60) days thereafter.

          6.6.2  FINALITY.  The determination of a majority of the arbitrators
                 --------
shall be final and conclusive on Executive and CPC.

          6.6.3  PROCEDURE; FORUM; WAIVER OF JURY TRIAL.  The arbitration shall
                 --------------------------------------
be conducted in accordance with the then-current Model Employment Arbitration Procedures of the American Arbitration Association in the State of Nevada. Executive and CPC each hereby waive any right to trial by jury of any such dispute. Notwithstanding the foregoing provisions, however, nothing in this Contract shall limit or waive any right of either Executive or CPC to obtain injunctive relief in any court of competent jurisdiction.

          6.6.4  DISCOVERY.  The parties shall be entitled to avail themselves
                 ---------
only of discovery procedures as the arbitrators permit.

          6.6.5  DISPUTES NOT GOVERNED BY CONTRACT TO ARBITRATE.  The parties
                 ----------------------------------------------
have not agreed to arbitrate any dispute except for those disputes arising out of or relating to the construction, application or enforcement of this Contract. For example, and without limitation, the parties have not agreed to arbitrate wage-hour, workers' compensation, defamation, or public policy discharge claims, or claims arising under state or federal employment discrimination laws. Both parties expressly reserve all rights and remedies available to them, at law or in equity, to resolve any dispute which they have not expressly agreed in this Contract to arbitrate.

     6.7  NOTICES.  Any notice provided for by this Contract and any other
          -------
notice, demand,
designation or communication which either party may wish to send to the other ("Notices") shall be in writing and shall be deemed to have been properly given if served by (i) personal delivery, (ii) registered or certified mail, return receipt requested in a sealed envelope, postage and other charges prepaid, or
(iii) telegram, telecopy, telex, facsimile or other similar form of transmission followed by delivery pursuant to clause (i) or (ii), in each case addressed to the party for which such notice is intended as follows:

     If to CPC:       Community Psychiatric Centers
                      Board of Directors
                      6600 West Charleston Boulevard
                      Las Vegas, Nevada 89102
                      FAX: (702) 259-3650

     If to Executive: Ronald L. Ooley
                      2984 Sun Lake Drive
                      Las Vegas, Nevada 89128
                      FAX: (702) 242-3403

          6.7.1  CHANGE OF ADDRESS.  Any address or name specified in this
                 -----------------
Section 6.7 may be changed by a Notice given by the addressee to the other party in accordance with this Section 6.7.

          6.7.2  EFFECTIVE DATE OF NOTICE.  All Notices shall be given and
                 ------------------------
effective as of the date of personal delivery thereof or the date of receipt set forth on the return receipt. The inability to deliver because of a changed address of which no Notice was given or rejection or other refusal to accept any Notice shall be deemed to be the receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept.

     6.8  GOVERNING LAW; JURISDICTION.  This Contract shall be construed in
          ---------------------------
accordance with and governed by the laws of the State of Nevada, without reference to its choice of law rules.

     6.9  SEVERABILITY.  In the event any provision or provisions of this
          ------------
Contract is or are held invalid, the remaining provisions of this Contract shall not be affected thereby. In the event that any provision is held to be overly broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and the intentions of the parties hereunder.

     6.10  ATTORNEY'S FEES AND EXPENSES.  If any arbitration proceeding is
           ----------------------------
commenced following Executive's termination of employment, the prevailing party shall be entitled to recover its reasonable attorney's fees, costs and all other expenses incurred in connection with the arbitration.

          IN WITNESS WHEREOF, this Employment Contract has been executed and delivered by the parties as of the date first set forth above.

                                       /s/ RONALD L. OOLEY
                                       -------------------------------------
                                       RONALD L. OOLEY


                                       COMMUNITY PSYCHIATRIC CENTERS


                                       By:  /s/ DANA SHIRES, M.D.
                                           ---------------------------------
                                           Dana Shires, M.D.
                                           Chairman, Compensation
                                           Committee


                                       By:  /s/ RICHARD L. CONTE
                                           ---------------------------------
                                           Richard L. Conte
                                           Chairman, President
                                           and Chief Executive Officer